Exhibit 99.1


 News from Carrington Laboratories
 For Immediate Release                     For Information Contact
                                           Carlton E. Turner, President & CEO
                                           (972) 518-1300 or (800) 527-5216


            CARRINGTON ACTIVELY COORDINATING MOUTHWASH RECALL AND
            INVESTIGATION WITH FDA AND TEXAS DEPARTMENT OF HEALTH

     * Product Accounts for Less than One Percent of Year-to-Date Revenue
     * Product Passed Industry-Standard Microbial Testing at Time of Release

 IRVING, TX  - SEPTEMBER 1, 2005 -  Carrington  Laboratories,  Inc.  (Nasdaq:
 CARN) previously initiated a voluntary recall of alcohol-free mouthwash it manufactures for sale under the Medline label. The recall is restricted to only the alcohol-free mouthwash, which is classified by FDA guidelines as a cosmetic. It does not affect the mouthwash containing alcohol or any other product manufactured by Carrington.

 The product was recalled due to the possibility that it may contain Burkholderia cepacia (B. cepacia). B. cepacia poses little medical risk to healthy people. However, people who have certain health problems such as weakened immune systems or chronic lung diseases, particularly cystic fibrosis, may be more susceptible to infections with B. cepacia. B. cepacia is a known cause of infections in hospitalized patients. B. cepacia are often resistant to common antibiotics. The effects of B. cepacia on people vary widely, ranging from no symptoms at all, to serious respiratory infections, especially in patients with cystic fibrosis.

 Product lot numbers for the affected alcohol-free mouthwash begin with the digits 0503 through 0508. Carrington is actively coordinating with the FDA and the Texas Department of Health in the investigation of this matter. The CDC has confirmed hospital illness associated with the use of the affected alcohol-free mouthwash in two states.

 The product, which passed industry-standard microbial testing at the time of release, was distributed to hospitals, medical centers and long term care facilities nationwide. Carrington knows of no distribution through retail sales outlets.

 Revenue generated from sales of the product covered under this recall is $141,000, which represents less than one percent of Carrington's year-to-date revenue.

 Carrington believes this is an isolated issue and has chosen to cease manufacture of this particular alcohol-free mouthwash classified by FDA guidelines as a cosmetic. The Company will continue to manufacture all other oral care products, including those classified as medical devices.

 Carrington Laboratories, Inc., is an ISO 9001-certified, research-based biopharmaceutical and consumer products company currently utilizing naturally-occurring complex carbohydrates to manufacture and market products for mucositis, radiation dermatitis, wound and oral care as well as to manufacture and market the nutraceutical raw material Manapol[R] and cosmetic raw material Hydrapol[TM]. Carrington also manufactures and markets consumer products under the AloeCeuticals[R] brand and manufactures quality products for other companies. Manufacturing operations comply with cGMP standards. The Company's DelSite Biotechnologies subsidiary is developing its propriety GelSite[R] technology designed to provide controlled release of peptide and protein-based drugs. Carrington's technology is protected by more than 130 patents in 26 countries. Select products are honored with the internationally coveted CE mark, recognized by more than 20 countries around the world. For more information, visit www.carringtonlabs.com.

   Certain statements in this release concerning Carrington may be forward-looking. Actual events will be dependent upon a number of factors and risks including, but not limited to: subsequent changes in plans by the Company's management; delays or problems in formulation, manufacturing, distribution, production and/or launch of new finished products; changes in the regulatory process; changes in market trends; and a number of other factors and risks described from time to time in the Company's filings with the Securities & Exchange Commission, including the Form 10-Q filed August 15, 2005.

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